Effective
                                                                  Jan 15 payroll

                               M E M O R A N D U M


TO:               GREG SMITH, CFO                                            292

FROM:             BRIAN DIAMOND, V.P. SALES

DATE:             NOVEMBER 28, 1995

SUBJECT:          RECOGNITION OF SALARY


Greg, I had a conversation with Milan today in which he requested that you and I change the format in which my base salary is recognized. Milan feels that under the new structure there may be some dissension in the ranks if the details of my salary ever leak out.

My base salary today per annum is $104,200.00 and in light of Milan's request, I would agree to the following method of salary recognition:

*        Base Salary $75,000.00 (including car allowance)

*        Paid $6,250.00 per month = 3,125.00\p.p.

* Balance $29,200 paid as non-recoverable draw or bonus @ $2,433.33 monthly

* Payment by either one (1) or two (2) cheques bi-weekly with standard payroll practice to a total of $8,683.33 per month.

I think that this will solve Milan's issue and I have no problems with the above solution in restating the base salary of $104,200.00 per annum for appearance purposes.

Sincerely,

/s/ Brian

Brian Diamond